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                                                                  EXHIBIT (j)(4)



                        CONSENT OF INDEPENDENT AUDITORS



We consent to the reference to our firm under the caption "Independent Auditors" in the Registration Statement of Van Kampen Trust (Form N-1A) and in the related Prospectus and Statement of Additional Information of Van Kampen High Yield Fund and Van Kampen Strategic Income Fund filed with the Securities and Exchange Commission in this Post-Effective Amendment No. 47 to the Registration Statement under the Securities Act of 1933 (Registration No. 33-4410) and in this Amendment No. 48 to the Registration Statement under the Investment Company Act of 1940 (Registration No. 811-4629).



                                          /s/Ernst & Young LLP

                                          ERNST & YOUNG LLP



Chicago, Illinois
July 26, 2000